FORM OF
                              AMENDMENT TO SCHEDULE A

     Terms used in the Schedule and not defined herein shall have the meaning specified in the AMENDED AND RESTATED SHAREHOLDERS' SERVICING AND TRANSFER AGENT AGREEMENT dated July 1, 1991, and as amended from time to time (the "Agreement"). Payments under the Agreement to CSC shall be made in the first two weeks of the month following the month in which a service is rendered or an expense incurred. This Amendment No.__ to Schedule A shall be effective as of , and supersedes the original Schedule A and Amendment Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 to Schedule A.

         1. Each Fund that is a series of the Trust shall pay CSC for the services to be provided by CSC under the Agreement an amount equal to the sum of the following:

                  (a)      The Fund's Share of CSC Compensation
                           PLUS
                  (b) The Fund's Allocated Share of CSC Reimbursable Out-of-Pocket Expenses.

In addition, CSC shall be entitled to retain as additional compensation for its services all CSC revenues for Distributor Fees, fees for wire, telephone, redemption and exchange orders, IRA trustee agent fees and account transcripts due CSC from shareholders of any Fund and interest (net of bank charges) earned with respect to balances in the accounts referred to in paragraph 2 of the Agreement.

         2. All determinations hereunder shall be in accordance with generally accepted accounting principles and subject to audit by the Fund's independent accountants.

         3.       Definitions

                  "Allocated Share" for any month means that percentage of CSC Reimbursable Out-of-Pocket Expenses which would be allocated to the Fund for such month in accordance with the methodology described in Exhibit 1 hereto.

                  "CSC Reimbursable Out-of-Pocket Expenses" means (i) out-of-pocket expenses incurred on behalf of the Fund by CSC for stationery, forms, postage and similar items, (ii) networking account fees paid to dealer firms by CSC on shareholder accounts established or maintained pursuant to the National Securities Clearing Corporation's networking system, which fees are approved by the Trustees from time to time and
                  (iii) fees paid by CSC or its affiliates to third-party dealer firms or transfer agents that maintain omnibus accounts with a Fund in respect of expenses similar to those referred to in clause (i) above, to the extent the Trustees have approved the reimbursement by the Fund of such fees.

                  "Distributor Fees" means the amount due CSC pursuant to any agreement with the Fund's principal underwriter for processing, accounting and reporting services in connection with the sale of shares of the Fund.

                  "Fund" means each of the open-end investment companies advised by CMA that are series of the Trusts which are parties to the Agreement.

                  "Fund's Share of CSC Compensation" for any month means 1/12 of the following applicable percentage of the average daily closing value of the total net assets of such Fund for such month:

                    Fund                                                                       Percent
                    Equity Funds:                                                              0.236
                          The Colonial Fund
                          Colonial Growth Shares Fund
                          Colonial U.S. Fund for Growth
                          Colonial Global Equity Fund
                          Colonial Global Natural Resources Fund
                          Colonial Small Stock Fund
                          Colonial International Fund for Growth
                          Colonial Aggressive Growth Fund
                          Colonial Equity Income Fund
                          Colonial International Equity Fund
                          Colonial Tax-Managed Growth Fund

                    Taxable Bond Funds:                                                        0.17
                          Colonial U.S. Government Fund
                          Colonial Short Duration U.S. Government Fund
                          Colonial Federal Securities Fund
                          Colonial Income Fund

                    Tax-Exempt Funds                                                           0.13
                          Colonial Tax-Exempt Insured Fund
                          Colonial Tax-Exempt Fund
                          Colonial High Yield Municipal Fund
                          Colonial California Tax-Exempt Fund
                          Colonial Connecticut Tax-Exempt Fund
                          Colonial Florida Tax-Exempt Fund
                          Colonial Intermediate Tax-Exempt Fund
                          Colonial Massachusetts Tax-Exempt Fund
                          Colonial Michigan Tax-Exempt Fund
                          Colonial Minnesota Tax-Exempt Fund
                          Colonial New York Tax-Exempt Fund
                          Colonial North Carolina Tax-Exempt Fund
                          Colonial Ohio Tax-Exempt Fund

                    Money Market Funds:                                                        0.20
                          Colonial Government Money Market Fund
                          Colonial Municipal Money Market Fund

                    Others:
                          Colonial High Yield Securities Fund                                  0.25
                          Colonial Strategic Income Fund                                       0.20
                          Colonial Utilities Fund                                              0.20
                          Colonial Strategic Balanced Fund                                     0.236
                          Colonial Global Utilities Fund                                       0.20
                          Colonial Newport Tiger Fund                                          0.236
                          Colonial Newport Tiger Cub Fund                                      0.236
                          Colonial Newport Japan Fund                                          0.236
                          Newport Greater China Fund                                           0.236

                          The Crabbe  Huson  Special Fund
                          Crabbe Huson Small Cap
                          Fund Crabbe Huson Income Fund
                          Crabbe Huson Real Estate Investment  Fund
                          Crabbe  Huson Asset  Allocation  Fund
                          Crabbe Huson Equity Fund
                          Crabbe Huson Oregon  Tax-Free  Fund

Agreed:

EACH TRUST ON BEHALF OF EACH FUND DESIGNATED
         IN APPENDIX I FROM TIME TO TIME


By:  __________________________________________
                                    , Secretary

LIBERTY FUNDS SERVICES, INC.


By:      ________________________________________
                                  , President

COLONIAL MANAGEMENT ASSOCIATES, INC.


By:      ________________________________________
                       , Executive Vice President

                                  EXHIBIT 1

                        METHODOLOGY OF ALLOCATING CSC
                     REIMBURSABLE OUT-OF-POCKET EXPENSES


1. CSC Reimbursable Out-of-Pocket Expenses are allocated to the Colonial Funds as follows:

   A.   Identifiable Based on actual services performed and invoiced to a Fund.

   B. Unidentifiable Allocation will be based on three evenly weighted factors.

                              -    number of shareholder accounts

                              -    number of transactions

                              -    average assets